UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

Copper Mountain Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25865	33-0702004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10145 Pacific Heights Boulevard Suite 530 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 410-7100

1850 Embarcadero Road Palo Alto, California 94303

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2005 Copper Mountain Networks, Inc., a Delaware corporation (“Copper Mountain”) entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Tut Systems, Inc., a Delaware corporation (“Tut Systems”) and Wolf Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Tut Systems. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Copper Mountain, with Copper Mountain continuing as the surviving corporation and wholly-owned subsidiary of Tut Systems (the “Merger”).

The Merger Agreement

At the effective time and as a result of the Merger, each share of Copper Mountain common stock, $0.001 par value, issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into the right to receive approximately 0.3264 shares of Tut Systems common stock, $0.001 par value.

Copper Mountain and Tut Systems have made customary representations, warranties and covenants in the Merger Agreement. In addition, Copper Mountain made certain additional customary covenants, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause a stockholder meeting to be held by Copper Mountain to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) that, subject to certain exceptions, the Copper Mountain Board of Directors will recommend adoption by its stockholders of the Merger Agreement, (v) not to solicit proposals relating to alternative business combination transactions and (vi) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. Copper Mountain and Tut Systems also agree to immediately begin working together to support Tut Systems product road map.

Consummation of the Merger is subject to customary conditions, including (i) approval of the merger by holders of a majority of the outstanding shares, (ii) absence of any law or order prohibiting the closing and (iii) declaration by the Securities and Exchange Commission of the effectiveness of the Form S-4 Registration Statement to be filed by Tut Systems.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Retention Agreements

On February 10, 2005 Copper Mountain entered into a retention and incentive bonus agreement with Richard S. Gilbert, Chairman and Chief Executive Officer. Pursuant to this retention agreement, Copper Mountain agreed to pay Mr. Gilbert a retention bonus equal to three (3) months of his base salary. Mr. Gilbert’s current base salary is $300,000 per year. The retention bonus is payable on the earlier of (a) July 15, 2005; or (b) upon closing of the sale of Copper Mountain. If Mr. Gilbert’s employment with Copper Mountain is terminated for any reason other than cause prior to payment of this retention bonus, the retention bonus must be paid immediately upon his termination, provided that he signs Copper Mountain ‘s standard release upon his termination. Pursuant to the retention agreement, Copper Mountain also agreed to pay Mr. Gilbert a $75,000 transaction completion bonus, payable immediately upon closing of the sale of Copper Mountain.

On February 10, 2005 Copper Mountain entered into a retention and incentive bonus agreement with Michael O. Staiger, Executive Vice President and Chief Financial Officer. Pursuant to this retention agreement, Copper Mountain agreed to pay Mr. Staiger a retention bonus equal to three (3) months of his base salary. Mr. Staiger’s current base salary is $200,000 per year. The retention bonus is payable on the earlier of (a) July 15, 2005; or (b) upon closing of the sale of Copper Mountain. If Mr. Staiger’s employment with Copper Mountain is terminated for any reason other than cause prior to payment of this retention bonus, the retention bonus must be paid immediately upon his termination, provided that he signs Copper Mountain ‘s standard release upon his termination. Pursuant to the retention agreement, Copper Mountain also agreed to pay Mr. Staiger a $75,000 transaction completion bonus, payable immediately upon closing of the sale of Copper Mountain.

On February 10, 2005 Copper Mountain entered into a retention agreement with Mark Skurla, Vice President—Worldwide Sales. Pursuant to this retention agreement, Copper Mountain agreed to pay Mr. Skurla a retention bonus equal to three (3) months of his base salary. Mr. Skurla’s current base salary is $175,000 per year. The retention bonus is payable on the earlier of (a) July 15, 2005; or (b) upon closing of the sale of Copper Mountain. If Mr. Skurla’s employment with Copper Mountain is terminated for any reason other than cause prior to payment of this retention bonus, the retention bonus must be paid immediately upon his termination, provided that he signs Copper Mountain ‘s standard release upon his termination.

The foregoing description of the retention and incentive bonus agreements does not purport to be complete and is qualified in its entirety by reference to the individual retention agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated into this report by reference.

Stock Vesting Deferral Agreements

On February 10, 2005 Richard Gilbert and Michael Staiger (each a “Participant”) agreed to defer vesting on all of their restricted stock (which otherwise would have begun vesting on February 15, 2005 and quarterly thereafter) until the earlier of (i) the first market trading day thereafter upon which the Participant may sell Copper Mountain’s common stock without violating Rule 10b-5 of the Exchange Act or Copper Mountain’s Insider Trading Policy, or (ii) March 15 of the taxable year of the Participant following the year of such vesting date.

The foregoing description of the vesting deferral does not purport to be complete and is qualified in its entirety by reference to the individual retention agreements, which are filed as Exhibits 10.4 and 10.5 hereto, and are incorporated into this report by reference.

Notice to Stockholders

Tut Systems will file a Registration Statement on Form S-4 in connection with the merger, and Copper Mountain will mail a Proxy Statement/Prospectus to its stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Tut Systems, Copper Mountain, the merger and related matters. When available, investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition, documents filed by Tut Systems with the SEC can be obtained, without charge, by directing a request to Tut Systems, Inc., Jeff Schline, 6000 SW Meadows Road, Lake Oswego, Oregon, 97035, 917-217-0364, and documents filed with the SEC by Copper Mountain will be available free of charge by contacting Copper Mountain Networks, Inc., Attn. Greg Peck, Vice President, Finance, 10145 Pacific Heights Blvd., Suite 530, San Diego, California, 92121, 858-410-7303.

Directors, executive officers and certain key employees of Copper Mountain may be deemed to be participants in the solicitation of proxies from Copper Mountain stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. Information about the directors and executive officers of Copper Mountain, as well as a description of any interests that Copper Mountain’s directors and executive officers have in the merger, will be available in the Proxy Statement/Prospectus.

Item 8.01.	Other Events.

On February 11, 2005, Copper Mountain issued a press release announcing the execution of the Merger Agreement. The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated February 11, 2005 among Tut Systems, Inc., Copper Mountain Networks, Inc. and Wolf Acquisition Corp. (the schedules and exhibits have been omitted pursuant to Item 602(b)(2) of Regulation S-K)

10.1	Retention and Incentive Bonus Agreement between Copper Mountain Networks, Inc. and Richard Gilbert dated February 10, 2005.

10.2	Retention and Incentive Bonus Agreement between Copper Mountain Networks, Inc. and Michael Staiger dated February 10, 2005.

10.3	Retention Agreement between Copper Mountain Networks, Inc. and Mark Skurla dated February 10, 2005.

10.4	Amendment #2 to the Restricted Stock Bonus Amended Grant Notice for Richard Gilbert dated February 10, 2005.

10.5	Amendment #2 to the Restricted Stock Bonus Amended Grant Notice for Michael Staiger dated February 10, 2005.

99.1	Press release issued by Copper Mountain Networks, Inc. dated February 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER MOUNTAIN NETWORKS, INC.

By:	/s/ MICHAEL O. STAIGER
Michael O. Staiger
Executive Vice President, Chief Financial Officer and Secretary

Date: February 14, 2005

INDEX TO EXHIBITS

2.1	Agreement and Plan of Merger and Reorganization, dated February 11, 2005 among Tut Systems, Inc., Copper Mountain Networks, Inc. and Wolf Acquisition Corp. (the schedules and exhibits have been omitted pursuant to Item 602(b)(2) of Regulation S-K)

10.1	Retention and Incentive Bonus Agreement between Copper Mountain Networks, Inc. and Richard Gilbert dated February 10, 2005.

10.2	Retention and Incentive Bonus Agreement between Copper Mountain Networks, Inc. and Michael Staiger dated February 10, 2005.

10.3	Retention Agreement between Copper Mountain Networks, Inc. and Mark Skurla dated February 10, 2005.

10.4	Amendment #2 to the Restricted Stock Bonus Amended Grant Notice for Richard Gilbert dated February 10, 2005.

10.5	Amendment #2 to the Restricted Stock Bonus Amended Grant Notice for Michael Staiger dated February 10, 2005.

99.1	Press release issued by Copper Mountain Networks, Inc. dated February 11, 2005.